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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): DECEMBER 29, 2000

                               REALNETWORKS, INC.
               (Exact name of registrant as specified in charter)

                                   WASHINGTON
                 (State or other jurisdiction of incorporation)

                                     0-23137
                            (Commission File Number)

                                   91-1628146
                        (IRS Employer Identification No.)

               2601 ELLIOTT AVENUE, SUITE 1000, SEATTLE, WA 98121
               (Address of principal executive offices) (Zip Code)

                                 (206) 674-2700
              (Registrant's telephone number, including area code)

                                      NONE
          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On December 29, 2000, the Registrant, RealNetworks, Inc., a Washington corporation ("RealNetworks"), consummated its acquisition of Aegisoft Corp., a Delaware corporation ("Aegisoft"). The transaction was closed pursuant to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated December 29, 2000 by and among RealNetworks, Aegisoft, McKinley Acquisition Corp., a Delaware corporation ("Merger Sub"), certain stockholders of Aegisoft, Ji Shen, as Stockholder Representative, and with respect to Article VI and
Article VIII only, Mellon Investor Services LLC, as Escrow Agent (as defined in the Merger Agreement). The transaction will be accounted for under the purchase method of accounting. A copy of the Merger Agreement is filed as Exhibit 2.1 to this current report. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement. As a result of the transaction, Aegisoft became a wholly owned subsidiary of RealNetworks.

        The consideration paid to the former equityholders of Aegisoft for all of the outstanding common and preferred stock of Aegisoft and all rights to acquire common or preferred stock of Aegisoft as of the date of consummation consisted of approximately 1,221,305 shares of RealNetworks common stock (the "Merger Consideration"). In addition, the former equityholders of Aegisoft have the right to receive up to an additional 300,000 shares of RealNetworks common stock on the six-month anniversary of the consummation of the merger based on the value of RealNetworks common stock on such six-month anniversary and the satisfaction of certain other conditions. The amount of the consideration issued to the former equityholders of Aegisoft was determined by arms-length negotiation between the parties. Approximately 15% (183,196 shares of RealNetworks Common Stock) of the Merger Consideration was placed in escrow on behalf of the stockholders to secure certain indemnification obligations for a period of 18 months.

        Aegisoft's assets consist of intellectual property, property and equipment, and other tangible and intangible assets which are used in the business of developing secure media delivery software.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)    Financial Statements of Business Acquired.

               The required financial statements shall be filed by amendment to this Form 8-K no later than 60 days after this initial report is required to be filed.

        (b)    Pro Forma Financial Information.

               The required financial statements shall be filed by amendment to this Form 8-K no later than 60 days after this initial report is required to be filed.

        (c)   Exhibits

        Exhibit Number       Description
        --------------       -----------

              2.1 Agreement and Plan of Merger and Reorganization dated as of December 29, 2000 among RealNetworks, Inc., McKinley Acquisition Corp., Aegisoft
                             Corp., certain stockholders of Aegisoft Corp., Ji Shen, as Stockholder Representative, and with respect to Article VI and Article VIII only, Mellon Investor Services LLC, as Escrow Agent. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission).


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               REALNETWORKS, INC.

                               By: /s/ Paul Bialek
                                   ---------------------------------------
                                   Paul Bialek
                                   Senior Vice President, Finance &
                                    Operations and Chief Financial Officer

Dated:  January 12, 2001





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                                  EXHIBIT INDEX

       Exhibit Number        Description
       --------------        -----------

             2.1 Agreement and Plan of Merger and Reorganization dated as of December 29, 2000 among RealNetworks, Inc., McKinley Acquisition Corp., Aegisoft Corp., certain stockholders of Aegisoft Corp., Ji Shen, as Stockholder Representative, and with respect to Article VI and Article VIII only, Mellon Investor Services LLC, as Escrow Agent



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